                                                                                            Exhibit 11

                              Harte-Hanks Communications, Inc. and Subsidiaries
                                       Earnings Per Share Computations
                                    (in thousands, except per share data)

                                                   PRIMARY

                                                                  Three Months Ended March 31,
                                                                    1995               1994
Net income................................                         $ 6,110           $  2,267

Shares used in net earnings per
  share computations......................                          19,139             19,051

Earnings per share........................                         $   .32           $    .12

      Computation of Shares Used In Net Earnings Per Share Computations
                                                                  Three Months Ended March 31,
                                                                    1995               1994
Average outstanding common shares.........                          18,363             18,147
Average common equivalent shares --
  dilutive effect of option shares........                             776                904
Shares used in net earnings
  per share computations..................                          19,139             19,051

                                                FULLY DILUTED
                                                                  Three Months Ended March 31,
                                                                    1995               1994
Net income................................                         $ 6,110           $  2,267

Adjusted net income for interest
  on convertible note.....................                         $ 6,298           $  2,455

Shares used in net earnings
  per share computations..................                          20,601             20,483

Earnings per share........................                         $   .31           $    .12

      Computation of Shares Used In Net Earnings Per Share Computations
                                                                  Three Months Ended March 31,
                                                                    1995               1994
Average outstanding common shares.........                          18,363             18,147
Average common equivalent shares --
  dilutive effect of option shares........                             809                907
Dilutive effect of convertible note.......                           1,429              1,429
Shares used in net earnings
  per share computations..................                          20,601             20,483